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                           SAFEGUARD SCIENTIFICS, INC.

                                   Exhibit 11

                        Computation of Per Share Earnings

                  Years ended December 31, 1995, 1994 and 1993

                      (In thousands, except per share data)


                                                 1995      1994      1993
                                                -------   -------   -------

Primary earnings per common share

Net earnings                                    $18,263   $15,740   $ 3,853
Adjustment (1)                                     -771      -656      -737
                                                -------   -------   -------
                                                $17,492   $15,084   $ 3,116
                                                -------   -------   -------
                                                -------   -------   -------

Average common shares outstanding                14,526    14,172    14,718

Average common share equivalents                    841       548       351
                                                -------   -------   -------

Average number of common shares and
common share equivalents outstanding             15,367    14,720    15,069
                                                -------   -------   -------
                                                -------   -------   -------

Primary earnings per common share                 $1.14     $1.03      $.21
                                                -------   -------   -------
                                                -------   -------   -------


Fully diluted earnings per common share

Primary net earnings                            $18,263   $15,740   $ 3,853
Adjustment   (1)                                 -1,798    -1,781    -1,745
                                                -------   -------   -------
                                                $16,465   $13,959   $ 2,108
                                                -------   -------   -------
                                                -------   -------   -------

Average common shares outstanding                14,526    14,172    14,718

Average common share equivalents                    928       668       486
                                                -------   -------   -------

Average number of common shares
assuming full dilution                           15,454    14,840    15,204
                                                -------   -------   -------
                                                -------   -------   -------

Fully diluted earnings per common share           $1.07      $.94      $.14
                                                -------   -------   -------
                                                -------   -------   -------



(1) Net earnings are adjusted for the dilutive effect of public subsidiary common stock equivalents (primary) and convertible securities (fully diluted).


Share and per share data have been retroactively restated to reflect the three-for-two split of the Company's common shares effective August 31, 1995.